ALONG MOBILE TECHNOLOGIES, INC.
(formerly INTERNATIONAL SYNERGY HOLDING COMPANY, LTD.)

CONSOLIDATED BALANCE SHEETS

	August 31,		
ASSETS	2005	2004	2003
Current assets			
Cash	$ -	$ -	$ -
Total current assets	-	-	-
Total assets	$ -	$ -	$ -
LIABILITIES AND STOCKHOLDERS' EQUITY			
Current liabilities			
Accrued liabilities	$ -	$ -	$ -
Total current liabilities	-	-	-
Stockholders' equity			
Common stock, per value $.001; 200,000,000 shares authorized; 6,188,557 shares issued and outstanding	6,189	6,189	6,189
Additional paid in capital	5,143,766	5,143,766	5,143,766
Accumulated deficit	(5,149,955)	(5,149,955)	(5,149,955)
Total stockholders' equity	-	-	-
Total liabilities and stockholders' equity	$ -	$ -	$ -

See notes to consolidated financial statements

ALONG MOBILE TECHNOLOGIES, INC.
(formerly INTERNATIONAL SYNERGY HOLDING COMPANY, LTD.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended August 31,		
	2005	2004	2003
Revenues			
Sales revenues	$ -	$ -	$ -
Cost of sales	-	-	-
Gross profit	-	-	-
Operating expenses			
General and administrative expenses	-	-	-
Total operating expenses	-	-	-
Loss from operations	-	-	-
Other expense			
Impairment loss	-	-	(5,153,008)
Total other expense	-	-	(5,153,008)
Net loss before income taxes	-	-	(5,153,008)
Provision for income taxes	-	-	-
Net loss	$ -	$ -	$ (5,153,008)
Basic and diluted net loss per share	$ -	$ -	$ (0.83)
Weighted average number of shares outstanding	6,188,557	6,188,557	6,188,557

See notes to consolidated financial statements

ALONG MOBILE TECHNOLOGIES, INC.
(formerly INTERNATIONAL SYNERGY HOLDING COMPANY, LTD.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED AUGUST 31, 2003, 2004 AND 2005

	Common Stock $.001 Par Value		Additional Paid In	Retained Earnings/ (Accumulated	
	Shares	Amount	Capital	Deficit)	Total
Balance at September 1, 2002	5,786,390	$ 1,333,229	$ 3,816,726	$ 3,053	$ 5,153,008
Common stock issued in prior years	402,167		-		-
Adjust par value to $.001		(1,327,040)	1,327,040		-
Net loss for the period	-	-	-	(5,153,008)	(5,153,008)
Balance August 31, 2003	6,188,557	6,189	5,143,766	(5,149,955)	-
Net loss for the year	-	-	-	-	-
Balance August 31, 2004	6,188,557	6,189	5,143,766	(5,149,955)	-
Net loss for the year	-	-	-	-	-
Balance August 31, 2005	6,188,557	$ 6,189	$ 5,143,766	$ (5,149,955)	$ -

See notes to consolidated financial statements

ALONG MOBILE TECHNOLOGIES, INC.
(formerly INTERNATIONAL SYNERGY HOLDING COMPANY, LTD.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended August 31,		
	2005	2004	2003
Cash flows from operating activities:			
Net loss	$ -	$ -	$ (5,153,008)
Adjustments to reconcile net loss to net cash used in operations:			
Impairment loss	-	-	5,153,008
Net cash used in operations	-	-	-
Cash flows from financing activities:			
Issuance of common stock	-	-	-
Net cash provided by financing activities	-	-	-
Increase in cash and cash equivalents	-	-	-
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	$ -	$ -	$ -
Supplemental disclosures of cash flow information:			
Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

See notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Along Mobile Technologies, Inc. ("the Company"), formerly International Synergy Holding Company, Ltd., was originally organized in the State of Utah in 1976 as Merit Diversified International, Inc. and subsequently reincorporated in the state of Nevada on August 9, 1994. Since its inception the Company has made several attempts to acquire and operate various businesses that have been unsuccessful. It has gone through several reorganizations and name changes since inception. Most recently, on July 10, 2001 the company changed its name from Allied Artists Entertainment Group, Inc. to International Synergy Holding Company, Ltd. then on December 1, 2005 it changed to Along Mobile Technologies, Inc. (See Note 6. "Subsequent Events" for details).

On January 11, 2002 the Company acquired 100% of the outstanding stock of AppleJuice Productions, Inc. ("AppleJuice"), a Michigan corporation founded on November 18, 1987. It was acquired for its name and connections in the entertainment industry to complement the intangible assets owned by the Company. On December 15, 2005 the Company distributed its ownership of AppleJuice to Company shareholders on the basis of one common share of the subsidiary for every one share of the Company held of record on November 27, 2005.

Under its current business plan the Company will develop and market a variety of mobile communication technologies and services.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Principles of Consolidation

The consolidated financial statements include the accounts of Along Mobile Technologies, Inc. (formerly International Synergy Holding Company, Ltd.) and its wholly owned subsidiary AppleJuice Productions, Inc. All intercompany transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include all short-term liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (Continued)

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company had no potentially dilutive equity instruments outstanding at August 31, 2005, 2004 and 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company will recognize revenue when earned in accordance with sales agreements when goods or services are delivered to the customer, the price is fixed or determinable and collectibility is reasonably assured.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Long-Lived Assets

The carrying values of long-lived assets are periodically reviewed by management and impairments are recognized if the expected future non discounted cash flows derived from an asset are less than carrying value. During the year ended August 31, 2003 the Company evaluated the carrying value of intangibles recorded at $5,083,008 and fixed assets recorded at $70,000. Since there was no reasonable expectation of cash flows from these assets the Company recorded an impairment loss for the total book value of these assets, an aggregate of $5,153,008.

NOTE 3. STOCKHOLDERS' EQUITY

Common Stock

As of August 31, 2002, the Company's authorized capital was 50,000,000 common shares with no par value. On December 13, 2005 the Company increased its authorized capital stock to 200,000,000 common shares with a $0.001 par value. During the year ended August 31, 2003 it was discovered that 402,167 shares of the Company's common stock had been issued in previous years, but had not been recorded on the books. The changes in authorized shares and par value have been retroactively applied to these statements and the accompanying notes.

The total issued and outstanding common stock at August 31, 2005, 2004 and 2003 is 6,188,557 shares.

NOTE 4. PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

There is no provision for income taxes due to continuing losses. At August 31, 2005, the Company has net operating loss carryforwards for tax purposes of approximately $5,153,008, which expire through 2023. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

NOTE 5. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

NOTE 5. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

Statement No. 151 Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal as to require treatment as current period charges...." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

NOTE 5. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results of operations, or cash flows.

NOTE 6. SUBSEQUENT EVENTS

During November 2005 the shareholders approved and on December 13, 2005, the Company increased its authorized capital stock from 50,000,000 to 200,000,000 common shares with a par value of $0.001 per share.

On December 1, 2005 the Company executed an agreement to acquire all of the issued and outstanding capital stock and underlying business and holdings of Main Glory Holdings Ltd. (a Hong Kong Corporation) through issuing 63,811,443 common shares. This transaction results in a change of control and will be accounted for as a recapitalization of Main Glory Holdings Ltd. The Company has changed its name from International Synergy Holdings Co., Ltd. to Along Mobile Technologies, Inc.

On December 15, 2005 the Company distributed its ownership of AppleJuice to Company shareholders on the basis of one common share of the subsidiary for every one share of the Company held of record on November 27, 2005.